                                                                    EXHIBIT 10.1



                         COMMON STOCK PURCHASE AGREEMENT

         This COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT") is dated as of May 23, 2003 by and between Coeur d'Alene Mines Corporation, a Idaho corporation (the "COMPANY"), and SF Capital Partners, Ltd., a British Virgin Islands corporation (the "PURCHASER").

         The parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Section 1.1. Certain Definitions.

                  (a) "Business Day" shall mean any day (other than a Saturday or Sunday) on which banks are generally open in the State of New York for ordinary business.

                  (b) "Company Registration Statement" means the Registration Statement, including the Prospectus, amendments and supplements to the Registration Statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material and exhibits incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  (d) "Material Adverse Effect" shall mean any effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company.

                  (e) "Person" means any court or other federal, state, local or other governmental authority or other individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

                  (f) "Principal Market" shall mean initially the New York Stock Exchange, and shall include the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange if the Company becomes listed and trades on any such market or exchange after the date hereof.

                  (g) "Prospectus" shall mean the base prospectus contained in the Registration Statement and each prospectus supplement relating to the Common Stock to be purchased pursuant to this Agreement filed pursuant to Rule 424(b) under the Securities Act and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material or exhibits incorporated by reference or deemed to be incorporated by reference in the Prospectus.

                  (h) "Purchase Price" shall be $9,999,999.63.

                  (i) "Registration Statement" shall mean the registration statement on Form S-3 under the Securities Act filed with the SEC, File No. 333-101434, registering for sale pursuant to Rule 415 promulgated under the Securities Act, among other things, securities of the Company in an amount not to exceed $125,000,000, to be sold by the Company, including the filings with the SEC pursuant to the Exchange Act.

                  (j) "SEC" shall mean the United States Securities and Exchange Commission.

                  (k) "SEC Documents" shall mean all Exchange Act reports incorporated by reference in the Registration Statement.

                  (l) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                   ARTICLE II

                        PURCHASE AND SALE OF COMMON STOCK

         Section 2.1. Purchase and Sale of Stock. Subject to the terms and conditions of this Agreement, on the date hereof the Company will issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, Eight Million One Hundred Thirty Thousand and Eighty One (8,130,081) shares (the "INITIAL SHARES") of the Company's Common Stock, $1.00 par value per share (the "COMMON STOCK"), for the Purchase Price.

         Section 2.2. Closing. Upon execution hereof by Purchaser, (i) the Purchaser shall deliver to the Company the Purchase Price by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall: (A) cause the Initial Shares to be electronically delivered to The Depository Trust Company on the Purchaser's behalf, registered in the name of the Purchaser as set forth on the signature page hereto and (B) file with the SEC a prospectus supplement to the Company Registration Statement, in agreed form, in order to evidence and disclose the offer and sale of the Initial Shares issued hereunder and the offer and sale, if any, of the Additional Shares.

         Section 2.3. Additional Shares. On the basis of the representations and warranties in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Purchaser up to 1,219,512 additional shares of the Common Stock (the "ADDITIONAL SHARES" and together with the Initial Shares, the "Shares") at a purchase price of $1.23 per each Additional Share (subject to equitable adjustment for stock splits, recombinations and similar events, the "ADDITIONAL PURCHASE PRICE PER SHARE"), and the Purchaser shall have a one-time right (but not the obligation) to purchase any or all of the Additional Shares. The Purchaser shall notify the Company in writing not later than 30 days after the date of this Agreement if it elects to purchase any Additional Shares (the "ELECTION NOTICE"). On the 3rd Business Day following the Company's receipt of the Election Notice (the "ADDITIONAL CLOSING DATE"), (i) the Purchaser shall deliver to the Company the aggregate gross proceeds for the Additional Shares to be issued and sold to Purchaser by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) the Company shall cause the Additional Shares to be issued and sold to Purchaser to be electronically delivered to The Depository Trust Company on the Purchaser's behalf, registered in the name of the Purchaser as set forth on the signature page hereto. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Additional Closing Date, as though made on and as of such date (other than representations and warranties which relate to a specific date (which shall not include representations and warranties relating to the "date hereof") which representations and warranties shall be true as of such specific date). The Purchaser's option to purchase Additional Shares shall expire at 5:00 p.m. New York City time on the 30th day after the date of this Agreement if the Company does not receive an Election Notice prior to such time.

                                  ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 3.1. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

                  (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated validly existing and in good standing under the laws of the State of Idaho and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

                  (b) Authorization, Enforceability. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and to issue the Shares, (ii) the execution, issuance and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (c) Issuance of Shares. The Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares will be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

                  (d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not (i) violate any provision of the Company's certificate of incorporation or bylaws as in effect on the date hereof, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or any liens under, any agreement, indenture, note or bond to which the Company is a party, or (iii) result in a violation of any federal, state or local statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases as set forth in clauses (ii)-(iii) above, for such conflicts, defaults, termination, amendments, accelerations, cancellations, liens and violations which would not, individually or in the aggregate, have a Material Adverse Effect. There are no notices to or approvals or consents required to be made by the Company of the Principal Market, the SEC or any other Person that have not been made and obtained (and any so obtained are in full force and effect).

                  (e) SEC Documents. The Common Stock is registered pursuant to
Section 12(b) or Section 12(g) of the Exchange Act, and, except as disclosed in the SEC Documents or as would not have a Material Adverse Effect, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act at least since December 31, 2001. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

                  (f) Company Registration Statement. The Company Registration Statement is effective and the Company has not received notice that the SEC has issued or intends to issue a stop order with respect to the Company Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Company Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so. The Company Registration Statement, at the time it was first declared effective, on the date of this Agreement, and on the Additional Closing Date (if any), did not, does not, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company Registration Statement complies and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with any information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement or the Prospectus. The Shares are registered under the Securities Act by the Registration Statement.

                  (g) Certain Fees. No fees or commissions (other than legal fees and expenses) will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchaser will have no obligation with respect to any fees incurred by the Company or any other Person or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company will indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, partners, and affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and reasonable attorney's fees) and expenses suffered in respect of any such claimed or existing fees incurred by the Company or any other Person, as such fees and expenses are incurred.

                  (h) Disclosure. Neither the Company nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or may, in the Company's opinion, constitute material non-public information.

         Section 3.2. Covenants of the Company. The Company hereby covenants and agrees that, without the prior written consent of the Purchaser, it will not, during the period commencing on the date hereof and ending 90 days after the date hereof, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of the Shares or any Additional Shares to the Purchaser pursuant to this

Agreement, (b) the issuance by the Company of shares of Common Stock upon the exercise of an employee stock option or pursuant to an employee stock purchase program, (c) the award or grant of employee stock options, (d) the issuance by the Company of shares of Common Stock upon the exercise or conversion of any option, warrant, convertible security or instrument or other agreement outstanding on the date hereof, or (e) the issuance or conversion by the Company of shares of Common Stock in connection with any strategic merger, acquisition, partnership or joint venture.

         Section 3.3. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the
Company:

                  (a) Organization and Standing of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands.

                  (b) Authorization and Power. The Purchaser has the requisite corporate power and corporate authority to enter into and perform this Agreement and to purchase the Shares being sold to it hereunder. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as could not, individually or in the aggregate, have a material adverse effect on the business, operations, properties or financial condition of the Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

                  (d) Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser and the Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser understands that its investment in the Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

Furthermore, the Purchaser hereby acknowledges receipt of the Prospectus, a copy of which is attached hereto as Exhibit A.

                  (e) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

         Section 3.4. Covenants of the Purchaser. The Purchaser covenants with the Company as follows: The Purchaser's trading and distribution activities with respect to the Shares will be in compliance with all applicable state and federal securities laws, rules and regulations (including, without limitation, Regulation M) and the rules and regulations of the New York Stock Exchange. Neither the Purchaser nor any of its affiliates (as that term is defined in Rule 405 promulgated under the Securities Act) has taken, nor will any of them take, directly or indirectly, any action designed to cause or that would result in, or which constitutes or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock.

         Section 3.5. Certain Disclosures. The Company will not and will use its best efforts to cause each of its affiliates and other Persons acting on behalf of the Company not to divulge to the Purchaser any information that it believes to be material non-public information unless the Purchaser has agreed in writing to receive such information prior to such divulgence. Neither the Company nor the Purchaser will issue any press release or make any other public announcement relating to this Agreement unless the form thereof is mutually agreed to by the Company and the Purchaser, or if the Company is advised by its counsel that such press release or public announcement is required by law.

         Section 3.6. Indemnification. The Company will indemnify the Purchaser as provided in Exhibit B attached hereto against liability with respect to the Company Registration Statement (including, without limitation, the prospectus supplement) relating to the Shares sold by the Company to the Purchaser hereunder. For purposes of said Exhibit B, capitalized terms used therein without definition shall have the same meanings therein as are ascribed to said terms in this Agreement.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1. Specific Enforcement. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

         Section 4.2. Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 4.3. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                          Coeur d'Alene Mines Corporation
                                            400 Coeur d'Alene Mines Building
                                            505 Front Avenue
                                            Coeur d'Alene, Idaho  83814
                                            Attn: Chief Financial Officer
                                            Facsimile: (208) 667-2213

With copies to:                             Gibson Dunn & Crutcher LLP
(which shall not                            2029 Century Park East
constitute notice):                         Suite 4000
                                            Los Angeles, CA 90067

                                            Attn: Timothy J. Hart, Esq.
                                            Facsimile: (310) 551-8741

If to the Purchaser:                        SF Capital Partners, Ltd.
                                            c/o Staro Asset Management, LLC
                                            3600 South Lake Drive
                                            St. Francis, WI  53235
                                            Attn: Brian H. Davidson
                                            Facsimile: (414) 292-7700

With copies to:                             Bryan Cave LLP
(which shall not                            1290 Avenue of the Americas
constitute notice):                         New York, NY  10104
                                            Attn: Eric L. Cohen, Esq.
                                            Facsimile: (212) 541-4630 & (212) 541-1432

         Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

         Section 4.4. Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 4.5. Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 4.6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and the Purchaser.

         Section 4.7. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 4.8. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and the Purchaser agree to submit itself to the in personam jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any controversy arising out of or relating to this Agreement.

         Section 4.9. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

         Section 4.10. Publicity. Neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement unless in strict compliance with Rule 134 under the Securities Act.

         Section 4.11. Severability. The provisions of this Agreement are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

         Section 4.12. Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       COEUR D'ALENE MINES CORPORATION

                                       By:          /s/ James A. Sabala
                                          --------------------------------------
                                          Name: James A. Sabala
                                          Title: Executive V.P. & Chief
                                                 Financial Officer

                                       SF CAPITAL PARTNERS, LTD.

                                       By:          /s/ Michael A. Roth
                                          --------------------------------------
                                          Name:   Michael A. Roth
                                          Title:  Authorized Signatory

                                                                       EXHIBIT B

                            TERMS OF INDEMNIFICATION

         (a) Indemnification by the Company. The Company will indemnify and hold harmless the Purchaser and the officers, directors, employees and agents of the Purchaser, and each Person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act, as amended (the "Exchange Act"), from and against any losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which the Purchaser and the officers, directors, employees and agents of the Purchaser, and each Person, if any, who controls the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Company Registration Statement, or (ii) the omission or alleged omission to state in the Company Registration Statement a material fact required to be stated therein or necessary to make the statements therein not misleading (an "Indemnifiable Matter"). The Company will reimburse the Purchaser and the officers, directors, employees and agents of the Purchaser and each such controlling Person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser and the officers, directors, employees and agents of the Purchaser or the controlling Person in investigating, defending against, or preparing to defend against any claim relating to an Indemnifiable Matter, except that the Company will not be liable to the extent such claim, suit or proceeding which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in the Company Registration Statement in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Company Registration Statement.

         (b) Contribution. If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss, claim, damage, liability, cost or expense referred to in Paragraph (a), each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss, claim, damage, liability, cost or expense: (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and by the indemnified party, on the other hand, from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss, claim, liability, cost or expense or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss, claim, damage, liability, cost or expense as well as any other relevant equitable considerations.